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                                                                 Exhibit 4.5

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                      OWNER LESSOR SUBORDINATION AGREEMENT

                          dated as of December __, 2001



                                  by and among

                              HOMER CITY OL[1] LLC,
                              as the Owner Lessor,

       [GENERAL ELECTRIC CAPITAL CORPORATION][FULL SERVICE LEASING CORP.],
                            as the Owner Participant,

                                       AND

                              THE BANK OF NEW YORK,

                                 as successor to

                     UNITED STATES TRUST COMPANY OF NEW YORK
                         as the Lease Indenture Trustee



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            This OWNER LESSOR SUBORDINATION AGREEMENT, dated as of December __,
2001 (this "AGREEMENT"), is by and among HOMER CITY OL[1] LLC, as the Owner Lessor under the Facility Lease referred to below (the "OWNER Lessor"), [GENERAL ELECTRIC CAPITAL CORPORATION][FULL SERVICE LEASING CORP.], as the Owner Participant under the Participation Agreement referred to below (the "OWNER PARTICIPANT"), and THE BANK OF NEW YORK, as successor to UNITED STATES TRUST COMPANY, not in its individual capacity but solely as the Lease Indenture Trustee under the Lease Indenture.

                                    RECITALS

            WHEREAS, the holders of the Initial Lessor Notes (as such term is defined in the Participation Agreement) have purchased the Initial Lessor Notes from the Owner Lessor and have been granted a security interest in the Facility Lease as collateral for the Initial Lessor Notes;

            WHEREAS, contemporaneously herewith EME Homer City Generation, L.P. ("HOMER CITY"), a wholly owned subsidiary of Edison Mission Midwest Holdings Co. ("HOLDINGS"), will enter into a transaction pursuant to the Participation Agreement by and among Homer City, the Owner Lessor, Wells Fargo Bank
Northwest, National Association, not in its individual capacity but solely as Owner Manager, the Owner Participant, Homer City Funding LLC, as Lender, the Lease Indenture Trustee and United States Trust Company of New York, not in its individual capacity but solely as Bondholder Trustee (as amended, modified and supplemented and in effect from time to time, the "PARTICIPATION AGREEMENT") whereby Homer City would sell certain of its generating assets to the Owner Lessor and the Owner Lessor would lease such generating assets to Homer City under the Facility Lease;

            WHEREAS, in connection with the transactions contemplated by the Participation Agreement, Holdings and Homer City requested the Lender to approve such sale and lease-back of such generating assets;

            WHEREAS, the Owner Lessor has entered into a loan agreement, dated as of December __, 2001 (the "INTERCOMPANY LOAN AGREEMENT"), with the Owner Participant, pursuant to which the Owner Participant has agreed to make loans (the "INTERCOMPANY LOANS") to the Owner Lessor from time to time on the terms and subject to the conditions contained in the Loan Agreement and set forth herein; and

            WHEREAS, as a consideration for the transactions contemplated by the Participation Agreements, the parties hereto will agree to subordinate the Intercompany Loans and all obligations of the Owner Lessor with respect to Intercompany Loan Agreement to the obligations of the Owner Lessor with respect to the Lessor Notes, Debt Service Letter of Credit and the Lease Indenture.

            WHEREAS, the execution and delivery of this Agreement is a condition precedent to the effectiveness of the Participation Agreement;

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            NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the parties hereto hereby agrees as follows:

                                    ARTICLE I
                     DEFINITIONS; PRINCIPLES OF CONSTRUCTION

            Section 1.1 DEFINITIONS.

            (a) Unless otherwise expressly provided herein, capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Participation Agreement.

            (b) Other Defined Terms. The following terms, when used herein, shall have the following meanings:

            "INTERCOMPANY LOAN" shall mean the indebtedness by the Owner Lessor relating to the Intercompany Loan Agreement.

            "INTERCOMPANY LOAN AGREEMENT" shall mean the loan extended pursuant to the Intercompany Loan Agreement and any other loan agreement to be entered into from time to time by the Owner Lessor and the Subordinated Party.

            "INTERCOMPANY LOAN OBLIGATIONS" shall mean all obligations of the Owner Lessor under the Intercompany Loan Agreement, including principal of, premium, if any, interest and any other amount owing on the Intercompany Loans, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred or created.

            "OBLIGATIONS" shall mean all of the Owner Lessor's obligations under the Operative Documents (i) in respect of the Lessor Notes, the Debt Service Letter of Credit and the Lease Indenture of whatsoever nature and howsoever evidenced (including, but not limited to, principal, interest, make-whole or other premium, reimbursement obligations, cash cover obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) to the Noteholders, the issuer of the Debt Service Letter of Credit, the Lease Indenture Trustee, the Security Agent, or to any agent, trustee or other representative of the Noteholders or such issuer, agent, trustee or representative under or pursuant to each agreement, document, or instrument evidencing, securing, guaranteeing or relating to any of the foregoing obligations, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreement, document or instrument; and (ii) the costs and expenses of collection and enforcement of the obligations referred to in clause (i) (including, without limitation, (A) the costs and expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on any collateral securing such obligations, (B) the costs and expenses of exercise by the Lease Indenture Trustee, Security Agent or any other Person of its rights under the Security Documents or any other security documents related to the obligations referred to in clause (i) and (C) reasonable attorneys' fees and court costs).


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            "PROCEEDING" shall have the meaning given to such term in Section
3.2.

            "SENIOR CLAIMS" shall have the meaning given to such term in Section 2.1(a).

            "SUBORDINATED CLAIMS" shall mean as at any date of determination, the aggregate amount of all Intercompany Loan Obligations.

            "SUBORDINATED NOTES" shall have the meaning given to such term in
Section 2.1(c).

            "SUBORDINATED PARTY" shall mean the Owner Participant in its capacity as lender under the Intercompany Loan Agreement.

Section 1.2 PRINCIPLES OF CONSTRUCTIOn. Unless otherwise expressly provided herein, the principles of construction set forth in the Participation Agreement shall apply to this Agreement.

                                   ARTICLE II
                            SUBORDINATION PROVISIONS

            Section 2.1 SUBORDINATION OF INTERCOMPANY LOANS. Until all Obligations shall have been indefeasibly paid in full:

            (a) (i) the Subordinated Claims shall be subordinated, to the extent and in the manner hereinafter set forth, to the prior payment of, and junior in right of payment to, any and all Obligations whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred or created (collectively, "SENIOR CLAIMS");

            (b) without the consent of the Lease Indenture Trustee, the Owner Lessor shall not, directly or indirectly, make any payment of principal or interest on account of, or transfer any collateral for any part of, any Subordinated Claims; provided, however, that the Owner Lessor may (and upon direction from the Owner Participant shall) make payments (including prepayments) of interest and principal on account of the Subordinated Claims to the extent of proceeds received from payments of Rent permitted to be made pursuant to the terms of Section 2.1(b) of the Lease Subordination Agreement and clause third of Section 3.1 of the Lease Indenture or proceeds from common equity received from the Owner Participant;

            (c) without the consent of the Lease Indenture Trustee, the Subordinated Party shall not demand, sue for or accept any payment or collateral in respect of any Subordinated Claims, or take any other action to enforce their rights or exercise any remedies in respect of any Subordinated Claims (whether upon the occurrence or during the continuation of an event of default under any promissory notes evidencing Subordinated Claims (collectively, "SUBORDINATED NOTES") or otherwise) or cancel, set off or otherwise discharge any part of any Subordinated Claims; and


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            (d) without the consent of the Lease Indenture Trustee, neither the
Owner Lessor nor the Subordinated Party shall otherwise take any action prejudicial to or inconsistent with the priority position of the Senior Claims over the Subordinated Claims created by this Section 2.1.

            Section 2.2 RELIANCE. All Senior Claims shall conclusively be deemed to have been created, contracted or incurred in reliance on the subordination provisions contained in this Agreement and all dealings between the Owner Lessor and each of the holders of Senior Claims shall be deemed to have been consummated in reliance upon the subordination provisions contained herein.

            Section 2.3 OTHER HOLDERS. The subordination provisions set forth in this Agreement shall be binding upon transferees or assignees of the Subordinated Party and upon each other holder of Subordinated Claims and shall inure to the benefit of transferees or assignees of the Indenture Estate and every other holder of Senior Claims.

                                   ARTICLE III
                              WRONGFUL COLLECTIONS

            Section 3.1 TURNOVER. Should any payment on account of, or any collateral for any part of, any Subordinated Claims be received by the Subordinated Party in violation of this Agreement, such payment or collateral shall be delivered forthwith to the Lease Indenture Trustee for application in accordance with the Lease Indenture. The Lease Indenture Trustee is irrevocably authorized to supply any required endorsement or assignment which may have been omitted which the Lease Indenture Trustee may reasonably deem necessary or advisable to enforce its rights under this Agreement. Until so delivered, any such payment or collateral shall be held by the Subordinated Party in trust for the holders of the Senior Claims and shall not be commingled with other funds or property of the Subordinated Party.

            Section 3.2 SURVIVAL OF OBLIGATION. The obligation of the Subordinated Party to deliver to the Lease Indenture Trustee any payment or collateral received in connection with any Subordinated Claims, set forth in
Section 3.1, shall survive and shall not be in any way affected by the result of any(a) insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to any Owner Lessor, its property or its creditors as such, (b) proceeding for any liquidation, dissolution or other winding-up of any Owner Lessor, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) assignment for the benefit of creditors, (d) other marshalling of the assets of any Owner Lessor or (e) general meeting of creditors of any Owner Lessor, in each case, under the laws of the United States or any other jurisdiction (any such event, a "PROCEEDING").

                                   ARTICLE IV
                                   PROCEEDINGS

            Section 4.1 COMMENCEMENT OF PROCEEDINGS. The Subordinated Party shall not commence, or join with any other creditor or creditors of the Owner Lessor in


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commencing, any Proceeding against the Owner Lessor without the consent of the
Lease Indenture Trustee.

            Section 4.2 PAYMENTS AND DISTRIBUTIONS. In the event of any Proceeding, until all Obligations shall have been indefeasibly paid in full, in cash or cash equivalent, any payment or distribution of any kind or character, whether in cash, property or securities, which, but for the subordination provisions of this Agreement would otherwise be payable or deliverable upon or in respect of Subordinated Claims, shall instead be paid over or delivered to the Lease Indenture Trustee in accordance with Article III and no holder of Subordinated Claims shall receive any such payment or distribution or any benefit therefrom.

            Section 4.3 ENFORCEMENT OF SUBORDINATED CLAIMS.

            (a) ENFORCEMENT BY THE HOLDERS OF THE SENIOR CLAIMS. At any Proceeding, until all Obligations shall have been indefeasibly paid in full, in cash or cash equivalent, the holders of the Senior Claims are hereby irrevocably authorized (but not required) to:

                  (i) enforce claims comprising Subordinated Claims in the name of the Subordinated Party by proof of debt, proof of claim, suit or otherwise;

                  (ii) collect any assets of any Owner Lessor distributed,
            divided or applied by way of dividend or payment, and any securities issued, in each case, on account of Subordinated Claims and apply the same, or the proceeds of any realization upon the same that the Indenture Estate in their discretion elect to effect, to Senior Claims until all Obligations shall have been indefeasibly paid in full, in cash or cash equivalent; provided, however, that the Lease Indenture Estate shall render any surplus to the Subordinated Party or its affiliates, as their interests appear, or interplead such surplus with a court of competent jurisdiction;

                  (iii) vote claims comprising Subordinated Claims to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; and

                  (iv) take generally any action in connection with any such
            Proceeding which the Subordinated Party might otherwise take.

            (b) COOPERATION. The Subordinated Party shall cooperate fully with the Lease Indenture Trustee and perform all acts requested by the Lease Indenture Trustee to enable the Lease Indenture Trustee to enforce any Subordinated Claims pursuant to clause (a) above, including, without limitation, filing appropriate proofs of claim and executing and delivering all necessary powers of attorney, assignments or other instruments.


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            (c) ENFORCEMENT BY THE SUBORDINATED PARTY. After the commencement of any Proceeding, the Subordinated Party may inquire in writing of the Lease Indenture Trustee whether the Lease Indenture Trustee intends to exercise its rights set forth in clause (a) above with respect to any Subordinated Claims. Should the Lease Indenture Trustee fail, within a reasonable time after receipt of such inquiry, either to file a proof of claim with respect to any Subordinated Claims and to furnish a copy thereof to the Subordinated Party, or to inform the Subordinated Party in writing that the Lease Indenture Trustee intends to exercise its rights to assert such Subordinated Claims in the manner provided in clause (a) above, the Subordinated Party may (but shall not be required to) proceed to file a proof of claim with respect to such Subordinated Claims and take such further steps with respect thereto, not inconsistent with this Agreement, as the Subordinated Party may deem proper.

            (d) SUBROGATION. The Subordinated Party shall not have any subrogation or other rights as holders of Senior Claims, and the Subordinated Party hereby irrevocably waives all such rights of subrogation and all rights of reimbursement or indemnity whatsoever and all rights of recourse to any security for any Senior Claims, until such time as all Obligations shall have been indefeasibly paid in full, in cash or cash equivalent. Subject to and from and after the indefeasible payment in full of all Obligations, the Subordinated Party shall be subrogated to any rights of the Lease Indenture Trustee to receive payment or distributions of cash, property or securities of the Owner Lessor applicable to any Subordinated Claims until all amounts owing on such Subordinated Claims shall be paid in full, in cash or cash equivalent.

                                   ARTICLE V
                              LIMITATION ON ACTIONS

            Section 5.1 ACTIONS PROHIBITED. Until all Obligations shall have been indefeasibly paid in full, the Subordinated Party shall not, without the prior written consent of the Lease Indenture Trustee:

            (a) take, obtain or hold (or permit anyone acting on its behalf to take, obtain or hold) any assets of the Owner Lessor, whether as a result of any administrative, legal or equitable action, or otherwise, in violation of the subordination provisions contained in this Agreement.

            (b) accelerate payment of any Subordinated Claims or otherwise require such Subordinated Claims to be paid prior to their stated or scheduled maturity date;

            (c) commence, prosecute or participate in (i) any administrative, legal or equitable action against or involving the Owner Lessor relating to any Subordinated Claims, including, without limitation, any Proceeding, or (ii) any administrative, legal or equitable action to (a) enforce or collect any judgment obtained in respect of any Subordinated Claims, (b) enforce or exercise remedies arising under or pursuant to any Subordinated Claims, (c) enforce or exercise remedies under or pursuant to any lien or other security interest securing any Subordinated Claims;


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            (d) exercise any other rights or remedies to enforce any
Subordinated Claims, any collateral security provided with respect to such Subordinated Claims or any covenant, agreement, representation or other undertaking contained in any Subordinated Notes.

            Section 5.2 DEFENSE IN ACTION. If the Subordinated Party, in violation of the provisions herein set forth, shall commence, prosecute or participate in any suit, action, case or Proceeding referred to in Section 5.1, the Owner Lessor may interpose as a defense or plea the provisions set forth herein, and any holder of any Senior Claims may intervene and interpose such defense or plea in its own name or in the name of the Owner Lessor, and shall, in any event, be entitled to restrain the enforcement of the provisions of any Subordinated Claims in its own name or in the name of the Owner Lessor, as the case may be, in the same suit, action, case or Proceeding or in any independent suit, action, case or Proceeding.

                                   ARTICLE VI
                             SUBORDINATION ABSOLUTE

            Section 6.1 SURVIVAL OF RIGHTS. The rights under this Agreement of the holders of Senior Claims as against the Subordinated Party shall remain in full force and effect without regard to, and shall not be impaired or affected by:

            (a) any act or failure to act on the part of the Owner Lessor;

            (b) any extension or indulgence in respect of any payment or prepayment of any Senior Claims or any part thereof or in respect of any other amount payable to any holder of any Senior Claims;

            (c) any amendment, modification or waiver of, or addition or supplement to, or deletion from, or compromise, release, consent or other action in respect of, any of the terms of any Senior Claims or the Operative Documents;

            (d) (i) any exercise or non-exercise by the holder of any Senior Claims of any right, power, privilege or remedy under or in respect of such Senior Claims, the Operative Documents or the subordination provisions contained herein, (ii) any waiver by the holder of any Senior Claims of any right, power, privilege or remedy or of any default in respect of such Senior Claims, the Operative Documents or the subordination provisions contained herein or (iii) any receipt by the holder of any Senior Claims or any failure by such holder to perfect a security interest in, or any release by such holder of, any security for the payment of such Senior Claims;

            (e) any merger or consolidation of the Owner Lessor into or with any other Person, or any sale, lease or transfer of any or all of the assets of the Owner Lessor to any other Person;

            (f) any payment or other distribution to any holder of any Senior Claims in any Proceeding;


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            (g) absence of any notice to, or knowledge by, the Subordinated
Party of the existence or occurrence of any of the matters or events set forth in the foregoing clauses (a) through (f); or

            (h) any other circumstance.

            Section 6.2 WAIVERS.

            (a) WAIVER OF DEFENSES. The Subordinated Party hereby irrevocably waives, in any proceeding by the Lease Indenture Trustee to endorse its rights under this Agreement, (i) any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance of this Agreement and (ii) the defense that claims asserted by the Lease Indenture Trustee pursuant to this Agreement are res judicata as a result of any decision rendered in any prior Proceeding.

            (b) OTHER WAIVERS. The Subordinated Party hereby irrevocably waives
(i) notice of any of the matters referred to in Section 6.1, (ii) all notices which may be required, whether by statute, rule of law or otherwise, to preserve intact any rights of any holder of any Senior Claims against the Owner Lessor, including, without limitation, any demand, presentment and protest, or any proof of notice of nonpayment under any document evidencing such Senior Claims or under the Operative Documents, (iii) notice of the acceptance of or reliance on this Agreement by the Indenture Estate, (iv) notice of any renewal, extension or accrual of any Senior Claims, or any loans made or other action taken in reliance on this Agreement, (v) any right to the enforcement, assertion or exercise by any holder of any Senior Claims of any right, power, privilege or remedy conferred in any document evidencing such Senior Claims or in the Operative Documents, or otherwise, (vi) any requirement of diligence on the part of any holder of any Senior Claims, (vii) any requirement on the part of any holder of any Senior Claims to mitigate damages resulting from any default under any documents evidencing such Senior Claims or under the Operative Documents and
(viii) any notice of any sale, transfer or other disposition of any Senior Claims by any holder thereof.

            Section 6.3 ASSENT. The Subordinated Party hereby irrevocably assents to (a) any renewal, extension or postponement of the time of payment of any Senior Claims or any other indulgence with respect thereto, (b) any increase in the amount of any Senior Claims, (c) any substitution, exchange or release of collateral for any Senior Claims, (d) the addition or release of any Person primarily or secondarily liable for any Senior Claims and (e) the provisions of any instrument, security or other writing evidencing any Senior Claims.

                                  ARTICLE VII
                            OWNER LESSOR OBLIGATIONS

            The provisions of this Agreement are intended solely for the purpose of defining the relative rights and obligations of the Subordinated Party and the holders of the Senior Claims. Nothing contained herein (a) is intended to or shall impair, as among the Owner Lessor, its creditors and the Subordinated Party, the obligation of the Owner


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Lessor, which is absolute and unconditional, to pay to the Subordinated Party, as and when the same shall become due and payable in accordance with its terms, all amounts payable in respect of the Subordinated Claims, or (b) is intended to affect the relative rights of the Subordinated Party and creditors of the Owner Lessor other than holders of the Senior Claims.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

            Section 8.1 WAIVERS, AMENDMENTS.

            (a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by each of the parties hereto.

            (b) No failure or delay in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any party in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval under this Agreement shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

            Section 8.2 ACKNOWLEDGMENT. The Owner Participant expressly acknowledges that it will take all actions necessary to cause the Owner Lessor to comply with SECTION 3.4 and SECTION 3.5 of the Lease Indenture.

            Section 8.3 NOTICES. Except as otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be in writing and shall be deemed to have been duly given or made when delivered if delivered by hand or courier or when received if sent by mail or telecopy, in each case addressed to the party to which such notice is required or permitted to be given or made hereunder set forth below its signature hereto, or such other address as may be specified from time to time by such party in a notice to the other parties hereto.

            Section 8.4 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 8.5 HEADINGS. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof or thereof.


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            Section 8.6 EXECUTION IN COUNTERPARTS, EFFECTIVENESS. This Agreement
may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

            Section 8.7 GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

            Section 8.8 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

            Section 8.9 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

            Section 8.10 WAIVER OF JURY TRIAL. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OTHER PARTIES ENTERING INTO THIS AGREEMENT.


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            Section 8.11 LIMITATIONS OF LIABILITY OF THE INDEPENDENT MANAGER. It
is expressly understood and agreed by the parties hereto that this Agreement is executed by Wells Fargo, not individually or personally, but solely as Independent Manager under the Lessor LLC Agreement in the exercise of the power and authority conferred and vested in it as such Independent Manager, that each and all of the representations, undertakings and agreements herein made on the part of the Independent Manager or the Owner Lessor are intended not as personal representations, undertakings and agreements by Wells Fargo, or for the purpose or with the intention of binding Wells Fargo, personally, but are made and intended for the purpose of binding only the Lease Indenture Estate, that nothing herein contained shall be construed as creating any liability of Wells Fargo, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director of Wells Fargo, to perform any covenant either express or implied contained herein or in the other Operative Documents to which the Independent Manager or the Owner Lessor is a party, and that so far as Wells Fargo is concerned, any Person shall look solely to the Lease Indenture Estate for the performance of any obligation hereunder or thereunder or under any of the instruments referred to herein or therein; PROVIDED, that nothing contained in this SECTION shall be construed to limit in scope or substance any general corporate liability of Wells Fargo as expressly provided in the Lessor LLC Agreement or in the Participation Agreement.



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            IN WITNESS WHEREOF, the parties hereto have each caused this
Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                   HOMER CITY OL[1] LLC
                                   By: Wells Fargo Bank Northwest, National
                                   Association, not in its individual capacity,
                                   but solely as Owner Manager under the
                                   Lessor LLC Agreement


                                   By:____________________________
                                      Name:
                                      Title:

                                   Address for Notices:
                                   Homer City OL[1]LLC
                                   Wells Fargo Bank Minnesota, N.A.,
                                   c/o Corporate Trustee Services
                                   MAC; N2691-090
                                   213 Court Street
                                   Middletown, CT 06457

                                   With a copy to:
                                   Wells Fargo Bank Northwest, N.A.,
                                   Corporate Trust Services
                                   MAC; U1254-031
                                   Salt Lake City, UT 84111



                                   [GENERAL ELECTRIC CAPITAL
                                   CORPORATION][FULL SERVICE LEASING CORP.]


                                   By:____________________________
                                      Name:
                                      Title:

                                   Address for Notices:



                                   THE BANK OF NEW YORK, as Lease Indenture
                                    Trustee

                                   By:____________________________
                                      Name:
                                      Title:

                                   Address for Notices:

                                   [114 West 47th Street
                                   25th Floor
                                   New York, New York 10036]




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